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Exhibit 21.1

List of Subsidiaries

Name		State of incorporation or organization
1.	Comstock Holding Company, Inc.	Virginia
2.	Comstock Homes, Inc.	Virginia
3.	Comstock Service Corp., Inc.	Virginia
4.	Sunset Investment Corp., Inc.	Virginia
5.	Comstock Ashland III, L.C.	Virginia
6.	Comstock Acquisitions, L.C.	Virginia
7.	Comstock Barrington Park, L.C.	Virginia
8.	Comstock Belmont Bay 5, L.C.	Virginia
9.	Comstock Belmont Bay 89, L.C.	Virginia
10.	Comstock Blooms Mill II, L.C.	Virginia
11.	Comstock Brandy Station, L.C.	Virginia
12.	Comstock Capital Partners, L.C.	Virginia
13.	Comstock Cascades, L.C.	Virginia
14.	Comstock Communities, L.C.	Virginia
15.	Comstock Culpepper, L.C.	Virginia
16.	Comstock Delta Lake, LLC	North Carolina
17.	Comstock Delta Ridge II, L.L.C.	Virginia
18.	Comstock Emerald Farm, L.C.	Virginia
19.	Comstock Fairfax I, L.C.	Virginia
20.	Comstock Flynn's Crossing, L.C.	Virginia
21.	Comstock Hamlets of Blue Ridge, L.C.	Virginia
22.	Comstock Haverhill, L.C.	Virginia
23.	Comstock Homes of North Carolina, L.L.C.	North Carolina
24.	Comstock Homes of Raleigh, L.L.C.	North Carolina
25.	Comstock Investors II, L.P.	Virginia
26.	Comstock Investors III, L.P.	Virginia
27.	Comstock Investors Limited Partnership	Virginia
28.	Comstock Investors V, L.C.	Virginia
29.	Comstock Investors VI, L.C.	Virginia
30.	Comstock Kelton II, L.C.	Virginia
31.	Comstock Landing, L.L.C.	Virginia
32.	Comstock Loudoun Station, L.C.	Virginia
33.	Comstock North Carolina, L.L.C.	North Carolina
34.	Comstock Operations, L.P.	Virginia
35.	Comstock Potomac Yard, L.C.	Virginia
36.	Comstock Riverbrooke, L.L.C.	Virginia
37.	Comstock Riverside, L.C.	Virginia
38.	Comstock Sherbrooke, L.C.	Virginia
39.	Comstock Summerland, L.C.	Virginia
40.	Comstock Ventures X, L.C.	Virginia
41.	Comstock Ventures XI, L.C.	Virginia
42.	Comstock Ventures XII, L.C.	Virginia
43.	Comstock Wakefield, L.L.C.	Virginia
44.	Comstock Wellington 17A, L.C.	Virginia
45.	Comstock Wellington III, L.L.C.	Virginia
46.	North Shore Investors, L.L.C.	Virginia
47.	North Shore Raleigh, L.L.C.	Virginia
48.	Settlement Title Services, L.L.C.	Virginia
49.	TCG Fund I, L.C.	Virginia
50.	TCG Debt Fund II, L.C.	Virginia

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List of Subsidiaries